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EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
GST Telecommunications, Inc.:

We consent to incorporation by reference in the Registration Statements (Nos. 33-94072, 333-07237 and 333-53981) on Form S-8, (Nos. 33-95324, 33-94096,
333-1538 and 333-76405) on Form F-3, and (Nos. 333-15699, 333-16141, 333-32137,
333-21729, 333-19339, 333-45013 and 333-52437) on Form S-3 of GST
Telecommunications, Inc. of our report dated March 1, 1999 relating to the consolidated balance sheets of GST Telecommunications, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, shareholders' (deficit) equity, and cash flows and related schedule for the year ended December 31, 1998, the three-month period ended December 31, 1997 and each of the years in the two-year period ended September 30, 1997, which reports appear in the December 31, 1998 Amendment No. 1 to Form 10K of GST Telecommunications, Inc.

                            /s/ KPMG PEAT MARWICK LLP

Portland, Oregon
June 29, 1999

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                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
GST Telecommunications, Inc.:

We have audited the accompanying consolidated balance sheets of GST Telecommunications, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, shareholders' (deficit) equity, and cash flows for the year ended December 31, 1998, the three-month period ended December 31, 1997, and for each of the years in the two-year period ended September 30, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of GST Telecommunications, Inc. and subsidiaries as of December 31, 1998 and 1997, and the results of its operations, and cash flows for the year ended December 31, 1998, the three-month period ended December 31, 1997, and for each of the years in the two-year period ended September 30, 1997 in conformity with generally accepted accounting principles in the United States.

                            /s/ KPMG PEAT MARWICK LLP

Portland, Oregon
March 1, 1999